EXHIBIT 99

SP Plus Corporation Announces Second Quarter and First Half 2020 Results

--Managed Through Major COVID-19 Impacts--
--Operations Improved Progressively Throughout Q2 --
--Reduced Year-on-Year Reported G&A by 18% and Adjusted G&A by 30%--
--Achieved Q2 Positive Net Cash from Operations of $18 Million and Free Cash Flow of $13 Million--
--Expects to Generate Positive Net Cash from Operations and Free Cash Flow in the Second Half of 2020--

CHICAGO, Aug. 06, 2020 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its second quarter and first half 2020 results.

Second Quarter Commentary

Marc Baumann, Chief Executive Officer, stated, “The impact of the COVID-19 pandemic on our business tested our entire organization’s resilience during the second quarter. Financial results for the period reflected both the substantial reduction in activity we experienced serving our clients across all verticals, in particular the aviation and hospitality verticals, as well as restructuring charges we incurred in the process of right-sizing and re-focusing our business.

“We saw a progressive pick-up in activity throughout the quarter as businesses re-opened in line with the easing of pandemic-related restrictions. Clients required our expertise to accommodate changes in consumer behaviors and preferences while also addressing safety and social distancing mandates. While we continue to closely monitor the recent pauses to re-openings in certain parts of the country, our improving trend is indicative of the importance of our services to our clients.

“At the pandemic’s onset, we implemented substantial cost reductions that enabled us to reduce our second quarter adjusted G&A by 30%. These actions, together with contract re-negotiations and concessions from our clients, enabled us to achieve positive second quarter free cash flow of $13 million despite the dramatic fall-off in gross profit. Although not all of the cost savings will continue beyond this year, they emphasize the flexibility of our business model and provide a framework through which to re-imagine the leaner organization that SP+ will become once business conditions normalize.

“Technology remains at the center of how we differentiate ourselves from competitors and we’ve increased our efforts and made excellent progress on this front over the last several months. I am excited about the recent launch of Sphere, Technology by SP+™, our new technology brand comprised of a suite of industry-leading mobility-focused technology solutions that leverage decades of SP+ intelligence, innovation and operating excellence to deliver products that increase clarity and visibility for our clients while providing a user-friendly, seamless and contactless experience for our end consumers. During the second quarter, we also enhanced our Parking.com™ platform to improve the user experience and also launched on-demand payment capabilities that support payments by mobile app, web, text message and QR code. We are also leveraging the latest in Bluetooth and license plate recognition technology to create a frictionless and touchless solution for consumers. We believe these technology enabled capabilities are critical for delivering low-touch, low-friction interactions and experiences to the public, which is important to our clients now and will remain so in the post-COVID environment.”

Financial Summary

In millions except per share	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	($13.4)	$3.9	$61.9	$61.9
General and administrative expenses (2)	$22.8	$19.1	$27.7	$27.4
Net (loss) income attributable to SP Plus (2)	($39.1)	($18.0)	$15.2	$18.2
(Loss) Earnings per share (EPS) (2)	($1.86)	($0.86)	$0.68	$0.81
EBITDA (1),(2)	($35.5)	($14.5)	$33.2	$33.5
Net cash provided by operating activities	$17.8	NA	$28.2	NA
Free cash flow (1)	$13.1	NA	$25.1	NA

In millions except per share	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	($43.6)	$51.6	$115.1	$115.1
General and administrative expenses (2)	$43.5	$39.3	$54.8	$53.5
Net (loss) income attributable to SP Plus (2)	($85.2)	($4.3)	$25.8	$31.8
(Loss) Earnings per share (EPS) (2)	($4.05)	($0.20)	$1.14	$1.41
EBITDA (1),(2)	($86.8)	$12.5	$59.0	$60.2
Net cash provided by operating activities	$26.0	NA	$21.3	NA
Free cash flow (1)	$15.9	NA	$14.5	NA

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) Adjusted gross profit, adjusted general and administrative expenses, adjusted net income (loss) attributable to SP Plus, adjusted earnings (loss) per share attributable to SP Plus (“adjusted EPS”), and adjusted earnings (loss) before interest, income taxes, depreciation and amortization (“adjusted EBITDA”) are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, acquisition and integration related costs, including severance costs and impairment charges resulting from the COVID-19 pandemic and related actions (b) the amortization of acquired intangible assets, including impairment of intangibles, (c) the net loss or gains and the financial results related to sold businesses or investments, (d) changes in fair value of interest rate derivatives, and (e) non-routine tax items. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Second Quarter Operating Results

Reported gross profit in the second quarter of 2020 was a loss of $13.4 million, a decrease from gross profit of $61.9 million in the same quarter of 2019. Second quarter 2020 reported gross profit included $0.6 million for severance charges related to COVID-19 and integration costs, and $16.7 million for non-cash lease impairment charges related to the write-down of right-of-use operating lease assets. Adjusting for these impairment, severance and integration costs, adjusted gross profit for the second quarter of 2020 was $3.9 million, compared to $61.9 million in the year ago quarter. This performance reflects COVID-19’s impact on the business as well as a $10.1 million provision for credit losses and legal settlements taken in the second quarter of 2020.

Reported general and administrative (“G&A”) expenses for the 2020 second quarter were $22.8 million compared to $27.7 million in the same period of 2019, a decrease of $4.9 million, or 18%. Adjusting for $3.7 million in restructuring and integration costs, adjusted G&A expenses for the second quarter of 2020 were $19.1 million, a decrease of $8.3 million or 30% from the same quarter in 2019. Adjusted G&A declined year-over-year due primarily to actions taken to lower compensation and related costs, including reduced accruals of $2.6 million and $0.6 million for the Company’s 2020 performance-based compensation plan and long-term compensation programs, respectively.

Reported net loss attributable to SP Plus and reported loss per share was $39.1 million and $1.86 per share, respectively, in the second quarter of 2020, compared to net income of $15.2 million, or $0.68 per share, in the same period of 2019. Second quarter 2020 reported net loss attributable to SP Plus included lease and intangibles impairment charges of $20.4 million, or a loss per share of $0.71, after tax. Excluding these impairment charges and other restructuring and integration charges, second quarter 2020 adjusted loss per share was $0.86 per share, compared to adjusted earnings per share of $0.81 for the second quarter of 2019. The provision for credit losses and legal settlements of $10.1 million represented a loss per share of $0.35, after tax.

EBITDA was negative $35.5 million, representing a decrease from $33.2 million in the second quarter of 2019. Adjusted EBITDA was negative $14.5 million, compared to $33.5 million in the second quarter of 2019. This year-over-year decline was attributable to the above-identified factors that affected reported and adjusted gross profit as well as reported and adjusted G&A.

First Half Operating Results

Reported gross profit for the first half of 2020 was a loss of $43.6 million, as compared to gross profit of $115.1 million in the same period of 2019. First half 2020 reported gross profit included $1.0 million for severance and integration costs and $94.2 million for non-cash lease impairment charges related to the write-down of right-of-use operating lease assets. Adjusting for these charges, which were largely attributable to the COVID-19 crisis, adjusted gross profit for the first half of 2020 was $51.6 million, as compared to $115.1 million in the same period of 2019. The year-over-year decrease in adjusted gross profit was due to reduced business activity starting in the second half of March as a result of the pandemic as well as a $10.1 million provision for credit losses and legal settlements in the second quarter of 2020.

Reported G&A expenses for the first six months of 2020 were $43.5 million as compared to $54.8 million in the same period of 2019, a decrease of $11.3 million, or 21%. Adjusting for $4.2 million in integration and restructuring costs, adjusted G&A expenses were $39.3 million, a decrease of $14.2 million, or 27% year-over-year. Adjusted G&A year-to-date was below the comparable period in 2019 due primarily to actions taken in response to COVID-19, including reduced accruals of $4.4 million and $3.8 million for the Company’s 2020 performance-based compensation plan and long-term compensation programs, respectively.

Reported net loss attributable to SP Plus and reported loss per share was $85.2 million and $4.05 per share, respectively, for the first half of 2020 as compared to net income of $25.8 million, or $1.14 per share, in the same period of 2019. Reported net loss attributable to SP Plus in the first half of 2020 included $97.9 million in lease and intangibles impairment charges, or a loss per share of $3.39, after tax. Excluding these impairment charges as well as restructuring, integration and other items, adjusted loss per share was $0.20 for year-to-date 2020, as compared to adjusted earnings per share of $1.41 in the same period of 2019. The provision for credit losses and legal settlements represented a loss per share of $0.35, after tax.

EBITDA was a negative $86.8 million, a decrease from $59.0 million for the first six months of 2019. Adjusted EBITDA was $12.5 million, a decrease from $60.2 million in the comparable period of 2019.

The Company generated positive net cash from operations and free cash flow in the first half of 2020 of $26.0 million and $15.9 million, respectively, as compared to $21.3 million of net cash from operations and $14.5 million of free cash flow in the same period of 2019. Strong net cash from operations of $17.8 million and free cash flow of $13.1 million was generated during the second quarter of 2020. Disciplined focus on reducing accounts receivable as well as strategic cash management contributed to the strong free cash flow generated during the second quarter as well as the first half of 2020.

2020 Outlook

Mr. Baumann stated, “It remains difficult to predict the duration of COVID-19’s impact on our clients or the timing of an economic recovery for the country generally. That said, we believe the second quarter represented the low point for SP+ with respect to gross profit and net income performance, and expect gross profit improvement and lower G&A costs in the third quarter. Our ability to generate free cash flow during this most challenging environment speaks to our flexibility and ability to make rapid decisions, and to the resilience of our business model. We expect to continue to generate positive free cash flow in the second half of the year.

“We are moving forward with a comprehensive strategy designed to help ensure that SP+ emerges from this crisis as a stronger, leaner competitor. To drive expanded gross profit, we will continue to focus on high-value verticals such as healthcare, hospitality and aviation where we have existing expertise and significant runway for growth, and to prioritize the development of national accounts. Some of these industries will need our expertise now more than ever as they face financial challenges in the months and potentially years ahead. At the same time, we are working with our clients to renegotiate, exit or otherwise modify contracts, and have been very successful converting fixed-rent contracts into fixed-fee or some other form of management contract structure, which should improve our forward profit visibility and reduce utilization volatility. We believe this strategy should improve gross profit performance over time, while adding stability and reducing risk.

“On the cost side, we continue to review our overall real estate footprint and related occupancy costs. A large number of our office and other property leases expire at the end of this year, and we expect to achieve other sustainable savings through additional use of technology at our on-site locations and the continuation of work-from-home protocols for a portion of our workforce. In addition, we continue to pursue process improvement initiatives that we expect will result in permanent future reductions to our cost base.”

Mr. Baumann concluded, “To sum up, we are confident that with our continuing focus on differentiating technology, we are well positioned to manage through this challenging business environment and emerge a leaner, more profitable competitor with improved offerings for our clients and end-consumers. We appreciate the partnership spirit that our clients have shown during this health crisis, and recognize our workforce’s tremendous resilience and commitment to effectively serve our clients and manage our diversified operations under very difficult conditions.”

Conference Call

The Company’s quarterly earnings conference call will be held at 4:00 p.m. (Central Time) on August 6, 2020 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company’s Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com or www.sphere.spplus.com.

You should not construe the information on the Company’s website to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption “2020 Outlook”, expectations regarding gross profit, cost saving measures and technology initiatives, revenue volatility, actions to limit capital expenditures and discretionary spending, impacts of COVID-19 on the Company’s business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our Company in particular; intense competition; changing consumer preferences; the Company’s ability to successfully effect its strategic growth plan; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; risks relating to the Company’s acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risks due to the Company’s substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company’s indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company’s business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate (“LIBOR”) could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; labor disputes; failure to attract and retain senior management and other qualified personnel; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; goodwill impairment charges or impairment of long-lived assets; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company’s competitors or clients for parking-related assets; the Company’s ability to obtain performance bonds; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks associated with joint ventures; and actions of activist investors.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP. Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance. Such adjustments include, among other things: (i) restructuring, acquisition and integration related costs, including severance costs and impairment charges resulting from the COVID-19 pandemic and related actions; (ii) non-routine settlements; (iii) the amortization of acquired intangible assets, including impairment of intangibles; (iv) the impact of non-routine asset sales or dispositions; (v) the net loss or gains and the financial results related to sold businesses; (vi) the equity in income or losses from investment in unconsolidated entities; (vii) the change in fair value of interest rate derivatives, and (viii) non-routine tax items. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for 2019 and 2020, for adjusted net income and adjusted EPS purposes.

The Company defines EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, including impairment of intangibles, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, and (v) equity in the gains or losses from investment in unconsolidated entities. Adjusted EBITDA excludes items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of EBITDA and adjusted EBITDA provide useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company’s definition of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distribution to non-controlling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, free cash flow and organic gross profit should not be considered in isolation of, or as alternatives to, or more meaningful indicators of the Company’s operating performance or liquidity than, gross profit, G&A, net income, EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company’s calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

SP Plus Corporation
Condensed Consolidated Balance Sheets

(millions, except for share data)	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Cash and cash equivalents	$18.1	$24.1
Notes and accounts receivable, net	100.3	162.3
Prepaid expenses and other	16.1	24.7
Total current assets	134.5	211.1
Leasehold improvements, equipment and construction in progress, net	48.5	47.9
Right-of-use assets	261.8	431.7
Goodwill	585.8	586.0
Other intangible assets, net	140.7	152.2
Equity investments in unconsolidated entities	10.1	10.2
Deferred taxes	43.0	10.6
Other assets, net	31.0	29.9
Total noncurrent assets	1,120.9	1,268.5
Total assets	$1,255.4	$1,479.6
Liabilities and stockholders’ equity
Accounts payable	$99.1	$115.3
Accrued and other current liabilities	97.2	121.4
Short-term lease liabilities	97.8	115.2
Current portion of long-term obligations under Senior Credit Facility and other long-term borrowings	16.2	17.9
Total current liabilities	310.3	369.8
Long-term borrowings, excluding current portion	350.2	351.1
Long-term lease liabilities	266.3	327.7
Other noncurrent liabilities	62.9	57.1
Total noncurrent liabilities	679.4	735.9
Total Liabilities	$989.7	$1,105.7
Stockholders’ equity
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized as of June 30, 2020 and December 31, 2019, respectively; no shares issued or outstanding	$—	$—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of June 30, 2020 and December 31, 2019; 25,056,869 and 23,022,127 shares issued and outstanding as of June 30, 2020 and 24,591,127 issued and 22,950,360 outstanding as of December 31, 2019, respectively	—	—
Treasury stock, at cost; 2,034,742 and 1,640,767 shares as of June 30, 2020 and December 31, 2019, respectively	(70.6)	(55.3)
Additional paid-in capital	258.9	262.6
Accumulated other comprehensive loss	(5.6)	(2.7)
Retained earnings	84.3	169.5
Total SP Plus Corporation stockholders’ equity	267.0	374.1
Noncontrolling interest	(1.3)	(0.2)
Total stockholders’ equity	265.7	373.9
Total liabilities and stockholders’ equity	$1,255.4	$1,479.6

SP Plus Corporation
Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
(millions, except for share and per share data) (unaudited)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Services revenue
Lease type contracts	$30.2	$105.2	$111.9	$203.0
Management type contracts	62.8	129.9	199.9	262.8
	93.0	235.1	311.8	465.8
Reimbursed management type contract revenue	110.4	179.1	301.3	357.8
Total services revenue	203.4	414.2	613.1	823.6
Cost of services
Lease type contracts	43.1	91.8	123.3	181.5
Management type contracts	46.6	81.4	137.9	169.2
	89.7	173.2	261.2	350.7
Reimbursed management type contract expense	110.4	179.1	301.3	357.8
Lease impairment	16.7	—	94.2	—
Total cost of services	216.8	352.3	656.7	708.5
Gross profit
Lease type contracts	(12.9)	13.4	(11.4)	21.5
Management type contracts	16.2	48.5	62.0	93.6
Lease impairment	(16.7)	—	(94.2)	—
Total gross profit	(13.4)	61.9	(43.6)	115.1
General and administrative expenses	22.8	27.7	43.5	54.8
Depreciation and amortization	7.9	7.3	15.4	14.5
Impairment of intangible assets	3.7	—	3.7	—
Operating (loss) income	(47.8)	26.9	(106.2)	45.8
Other expense (income)
Interest expense	5.3	4.9	9.7	9.9
Interest income	(0.1)	(0.1)	(0.2)	(0.2)
Other expenses	0.2	—	0.2	—
Gain on sale of other investments	—	—	(0.3)	—
Total other expenses	5.4	4.8	9.4	9.7
(Loss) earnings before income taxes	(53.2)	22.1	(115.6)	36.1
Income tax (benefit) expense	(13.4)	5.8	(30.2)	8.9
Net (loss) income	(39.8)	16.3	(85.4)	27.2
Less: Net (loss) income attributable to noncontrolling interest	(0.7)	1.1	(0.2)	1.4
Net (loss) income attributable to SP Plus Corporation	$(39.1)	$15.2	$(85.2)	$25.8
Common stock data
Net (loss) income per common share
Basic	$(1.86)	$0.68	$(4.05)	$1.15
Diluted	$(1.86)	$0.68	$(4.05)	$1.14
Weighted average shares outstanding
Basic	20,972,057	22,382,139	21,062,495	22,445,825
Diluted	20,972,057	22,532,213	21,062,495	22,600,107

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows

	Six Months Ended
(millions) (unaudited)	June 30, 2020	June 30, 2019
Operating activities
Net (loss) income	$(85.4)	$27.2
Adjustments to reconcile net (loss) income to net cash provided by operations:
Impairment	97.9	—
Depreciation and amortization	15.1	15.1
Non-cash stock-based compensation	(2.0)	1.8
Provisions for credit losses on accounts receivable	5.6	0.3
Deferred income taxes	(31.4)	1.0
Other	1.4	(0.1)
Changes in operating assets and liabilities
Notes and accounts receivable	56.4	(11.8)
Prepaid and other current assets	8.5	3.5
Accounts payable	(16.2)	(2.7)
Accrued liabilities and other	(23.9)	(13.0)
Net cash provided by operating activities	26.0	21.3
Investing activities
Purchases of leasehold improvements and equipment	(8.0)	(4.2)
Proceeds from sale of other investments and equipment	0.7	0.2
Cost of contracts purchased	(1.3)	(1.4)
Net cash used in investing activities	(8.6)	(5.4)
Financing activities
Payments on credit facility revolver	(326.4)	(239.3)
Proceeds from credit facility revolver	328.4	227.4
Payments on credit facility term loan	(5.6)	(5.6)
Payments on other long-term borrowings	(3.3)	(1.0)
Distributions to noncontrolling interest	(0.9)	(1.4)
Repurchases of common stock	(15.3)	(13.6)
Net cash used in financing activities	(23.1)	(33.5)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	—
Decrease in cash and cash equivalents	(6.0)	(17.6)
Cash and cash equivalents at beginning of year	24.1	39.9
Cash and cash equivalents at end of period	$18.1	$22.3
Supplemental disclosures
Cash paid (refund received) during the period for
Interest	$8.7	$9.3
Income taxes	$(0.1)	$7.9

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Gross profit
Gross profit, as reported	($13.4)	$61.9	($43.6)	$115.1
Add: COVID-19 related severance and impairment charges, and other integration costs	17.3	—	95.2	—
Adjusted gross profit	$3.9	$61.9	$51.6	$115.1

General and administrative expenses
General and administrative expenses, as reported	$22.8	$27.7	$43.5	$54.8
Subtract: COVID-19 related severance and other integration and restructuring costs	(3.7)	(0.3)	(4.2)	(1.3)
Other, rounding	—	—	—	—
Adjusted G&A	$19.1	$27.4	$39.3	$53.5

Net income attributable to SP Plus
Net (loss) income attributable to SP Plus, as reported	($39.1)	$15.2	($85.2)	$25.8
Add: COVID-19 related severance and impairment charges, and other integration and restructuring costs	21.0	0.3	99.4	1.3
Add: Non-operating loss / other expenses	0.2	—	0.2	—
Subtract: Gain on sale of other investments	—	—	(0.3)	—
Add: Amortization and impairment of acquired intangibles	7.6	3.8	11.6	7.6
Net tax effect of adjustments	(7.8)	(1.1)	(29.9)	(2.4)
Non-routine tax	—	—	—	(0.4)
Other, rounding	0.1	—	(0.1)	(0.1)
Adjusted net income attributable to SP Plus	($18.0)	$18.2	($4.3)	$31.8

Net income per share, as reported
Basic	($1.86)	$0.68	($4.05)	$1.15
Diluted	($1.86)	$0.68	($4.05)	$1.14

Adjusted net income per share
Basic	($0.86)	$0.81	($0.20)	$1.42
Diluted	($0.86)	$0.81	($0.20)	$1.41

Weighted average shares outstanding
Basic	20,972,057	22,382,139	21,062,495	22,445,825
Diluted	20,972,057	22,532,213	21,062,495	22,600,107

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(millions) (unaudited)
	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net (loss) income attributable to SP Plus, as reported	($39.1)	$15.2	($85.2)	$25.8
Add (subtract):
Income tax (benefit) expense	(13.4)	5.8	(30.2)	8.9
Interest expense, net	5.2	4.8	9.5	9.7
(Gain) on sale of other investments	—	—	(0.3)	—
(Gain) loss non-operating / other expense	0.2	—	0.2	—
Depreciation and amortization expense and intangibles impairment	11.6	7.3	19.1	14.5
Other, rounding	—	0.1	0.1	0.1

Earnings before interest, taxes, depreciation and amortization (EBITDA)	($35.5)	$33.2	($86.8)	$59.0

Add: COVID-19 related severance and impairment charges, and other integration and restructuring costs	21.0	0.3	99.4	1.3
Other, rounding	—	—	(0.1)	(0.1)
Adjusted EBITDA	($14.5)	$33.5	$12.5	$60.2

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net cash provided by operating activities	$17.8	$28.2	$26.0	$21.3
Net cash (used in) investing activities	(4.3)	(2.2)	(8.6)	(5.4)
less: Proceeds from sale of other investments, net (a)	—	—	(0.3)	—
Distribution to noncontrolling interest	(0.4)	(0.7)	(0.9)	(1.4)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.2)	(0.3)	—
Other, rounding	0.1	—	—	—
Free cash flow	$13.1	$25.1	$15.9	$14.5

(a) Net of cash income taxes paid

SP Plus Corporation
Commercial Segment Facilities

	June 30, 2020	December 31, 2019	June 30, 2019
Leased facilities	522	609	625
Managed facilities	2,561	2,560	2,513
Total facilities (Commercial)	3,083	3,169	3,138